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                                                                    Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 25, 2004 relating to the financial statements and the financial statement schedule of CardioGenesis Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers LLP
Orange County, CA
March 12, 2004